SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2024
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 24, 2024, Dave & Buster’s Entertainment, Inc. (the “Company”) announced that Darin E. Harper,49, was appointed as Chief Financial Officer of the Company effective June 17, 2024.
Mr. Harper previously served as CFO of World Choice Investments, LLC, a leading operator of large, themed family entertainment attractions from May 2023 to present. He was previously with the Company from June 2022 through December 2022 in an executive role following the acquisition of Main Event Entertainment, Inc. ("Main Event") by the Company in June 2022. Prior to that, he was EVP, Chief Financial Officer of Main Event from March 2017 until June 2022, and Group CFO for Ardent Leisure (ASX:CEH), Main Event's parent company, from June 2018 until June 2022; Chief Financial Officer for On The Border (2011-2017), Principal Accounting Officer & Vice President, Controller for CEC Entertainment (2007-2011). He began his career at PricewaterhouseCoopers.
Mr. Harper will receive an initial annual base salary of $475,000 and will be eligible to receive an annual bonus which is set at 80% of base salary at target level. He will also be eligible to participate in the Company’s long-term incentive plan including a prorated award for the annual grant for fiscal 2024, the terms and conditions of which shall be the same as made to other executive officers. Mr. Harper will also enter into an employment agreement with the Company setting forth these terms as well as customary restrictive covenants, including non-solicit and not-hire and confidentiality covenants. The foregoing description of Mr. Harper’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission ("SEC"). Mr. Harper will also receive a one-time 5-year long-term and performance grant of $1,000,000 in stock options, $1,000,000 in restricted stock units, $2,000,000 in performance share units, and $525,000 in stock options conditioned upon a purchase of company stock by Mr. Harper; the terms and conditions of the foregoing shall be similar to the Officer 5-Year Grants described in the Company's proxy for 2023 filed on Form DEF14A on May 3, 2023.
The Company's existing Chief Financial Officer, Mr. Michael Quartieri, will continue to serve as Chief Financial Officer until June 16, 2024 to ensure a smooth transition to Mr. Harper and extending his previously announced retirement date to June 16, 2024.
On April 24, 2024, the Company issued a press release announcing this development. A copy of this Press Release is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

99.1	Press release dated April 24, 2024.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: April 24, 2024	By:	/s/ Bryan McCrory
Bryan McCrory
Senior Vice President, General Counsel and Secretary
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